Exhibit 99.1

Workhorse Secures GSA Contract, Expanding Access to its Zero-Emission Vehicles for Government and Public Sector Fleets

CINCINNATI, November 19, 2024 (GLOBE NEWSWIRE) — Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or the “Company”), an American technology company focused on pioneering the transition to zero-emission commercial vehicles, today announced that it has been added to the GSA Schedule by being awarded a General Services Administration (GSA) Government Fleet Contract through its dealer, Colonial Fleet Electrification. This milestone allows federal government agencies to streamline procurement of Workhorse's American-made electric commercial vehicles in the W56 platform, enhancing their access to reliable, efficient, transportation solutions from American companies.

The GSA contract, GS-30F-RA005, is listed under Special Item Number (SIN) 493E, making Workhorse vehicles readily available for agencies with access to the GSAFleet.gov platform. This designation follows a comprehensive review of Workhorse’s production capabilities, quality systems, testing and inspection processes, and the manufacturing standards at the Company’s Union City, Indiana facility, known as the Workhorse Ranch.

“Securing a GSA contract is a major milestone that underscores our ability to meet the needs of government fleets with robust, reliable, and durable commercial electric vehicles while also reinforcing the strength of our company and products,” said Ryan Gaul, Workhorse President, Commercial Vehicles. “This contract empowers us to provide government agencies that may choose to purchase our products with the vehicles they need to achieve their operational goals through the purchase of our vehicles, which we proudly design and manufacture in the heartland of America, to achieve their operational goals.”

Expanding Cooperative Purchasing Opportunities
Workhorse’s addition to the GSA Schedule complements the Company’s growing network of cooperative purchasing agreements, making its vehicles more accessible to public sector fleets across the United States. These partnerships include:

•	Sourcewell: A nationwide cooperative purchasing program supporting municipalities, school districts, and non-profits.
•	Florida Sheriff's Association Purchasing Program: Serving police departments and municipal fleets in Florida and across the United States.
•	OMNIA Partners: Offering vehicle procurement through Workhorse’s lending partner Doering Fleet Management.
•	PASSPort: The City of New York's end-to-end digital procurement platform, providing vehicles through Workhorse’s dealer Burr Truck.

With growing availability on purchasing platforms, Workhorse is accelerating the adoption of commercial electric vehicles, providing public sector fleets with reliable solutions to achieve zero-emission goals while simplifying the transition to sustainable transportation.

For more information on Workhorse’s government and cooperative purchasing options, visit https://workhorse.com/purchasing-contracts/.

About Workhorse Group Inc.

Workhorse is a technology company focused on providing ground-based electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric trucks. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements

The discussions in this press release contain forward-looking statements reflecting our current expectations that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “expect,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify forward-looking statements and relate to future periods. These are statements that involve substantial risks and uncertainties. Forward-looking statements are statements that are not historical facts and speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based, except as required by law.

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WKHS@gateway-grp.com